EXHIBIT D

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this Joint Filing Agreement is attached and have duly executed this Joint Filing Agreement as of the date set forth below.

Dated: January 5, 2021	MARIPOSA ACQUISITION IV, LLC

	By:	/s/ Martin E. Franklin
	Name:	Martin E. Franklin
	Title:	Manager

MEF HOLDINGS, LLLP

By: MEF Holdings, LLC, the general partner of MEF Holdings, LLLP

By: Mariposa Capital, LLC, the manager of MEF Holdings, LLC

	By:	/s/ Desiree DeStefano
	Name:	Desiree DeStefano
	Title:	Chief Financial Officer

/s/ Martin E. Franklin
Martin E. Franklin

IGHA HOLDINGS, LLLP

By: IGHA Holdings, LLC, the general partner of IGHA Holdings, LLLP

	By:	/s/ Ian G. H. Ashken
	Name:	Ian G. H. Ashken
	Title:	Manager

/s/ Ian G. H. Ashken
Ian G. H. Ashken

JTOO LLC

	By:	/s/ Desiree DeStefano
	Name:	Desiree DeStefano
	Title:	Manager

/s/ James E. Lillie
James E. Lillie

/s/ Robert A. E. Franklin
Robert A. E. Franklin